Vringo and du Agree to Launch Subscription Video Service

Vringo Carrier Partner in the UAE Increases Potential Customer Base to Approximately 13 Million Subscribers

NEW YORK — April 25, 2012 — Vringo, Inc. (NYSE Amex: VRNG), a provider of software platforms for mobile social and video applications, today announced that it has entered into an agreement with the United Arab Emirates' integrated telecom service provider, du, under which Vringo will offer its award-winning mobile video service to du's customers in the United Arab Emirates. With the du agreement in place, Vringo's potential customer base in the country has now increased to approximately 13 million subscribers across the UAE's two mobile operators, representing 100 percent of the UAE wireless market.

"We are pleased to announce our latest carrier agreement with du in the United Arab Emirates," said Andrew Perlman, Vringo's President and Chief Executive Officer. "In the past few years, du has realized significant gains in market share and is growing further still. Now, as du makes a concerted effort to increase its data and value-added service offerings, our innovative technology will allow the mobile operator to provide an exciting new mobile video service to its growing subscriber base. We look forward to launching with du as we continue to expand Vringo's reach in both the Middle East and other emerging markets around the world."

"We are always looking for new, exciting ways in which to add to our customers' experience, to add life to their life in the most surprising, value-adding ways. By partnering with Vringo, we are bringing a fresh, dynamic dimension to our customers' experience," said Farid Faraidooni, du's Chief Commercial Officer.

The Vringo video ringtone service to be provided to du customers consists of a Web, WAP and mobile app experience that enables customers to create, download and share high-quality mobile video. Once the service is live, du customers will have access to all of the Vringo platform's service capabilities including Vringo's extensive content library of over 12,000 video ringtones.

du is the UAE's fastest growing telecom company, and is one of the two mobile telecommunications operators in the UAE. Today, du has over five million customers. du has an exclusive partner market agreement in the UAE with Vodafone and as such the company is able to draw on Vodafone's global experience in roaming, data services and enterprise customer relationships.

Vringo offers a range of fully-hosted mobile social and video platforms for partners and consumers.  Including its launch with du in the UAE, Vringo's award winning video ringtone platform is now deployed with international partners in ten markets. Vringo's scalable cloud-based distributed application architecture enables the partners' subscribers to browse and download mobile videos, set them as video ringtones and instantly share them with friends. Vringo also has content partnerships with major content providers including EMI, T-Pain, Tiesto, Muhammad Ali, Turner, Marvel, Discovery Mobile, RTL, Ingrooves and Agence France-Presse.

About Vringo, Inc.

Vringo (NYSE Amex: VRNG) is a provider of software platforms for mobile social and video applications. With its award-winning video ringtone application and other mobile software platforms, including Facetones™, Video Remix and Fan Loyalty, Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience.

Vringo recently announced that it had entered into a definitive merger agreement with Innovate/Protect, Inc., a company that holds eight patents acquired from Lycos, Inc.

Vringo's video ringtone service enables users to create or take video, images and slideshows from virtually anywhere and turn it into their visual call signature. In a first for the mobile industry, Vringo has introduced its patented VringForward technology, which allows users to share video clips with friends with a simple call. Vringo's Facetones™ application creates an automated video slideshow using friends' photos from social media web sites, which is played each time a user communicates with a friend using a mobile device. Vringo's Video ReMix application, in partnership with music artists and brands, allows users to create their own music video by tapping on a Smartphone or tablet. Fan Loyalty is a platform that lets users interact, vote and communicate with contestants in reality TV series with which Vringo partners, as well as downloading and setting clips from such shows as video ringtones. Vringo's video ringtone application has been heralded by The New York Times as "the next big thing in ringtones" and USA Today said it has "to be seen to be believed." For more information, visit: www.vringo.com and www.vringoinc.com.

About Innovate/Protect Inc.

Innovate/Protect Inc. is an intellectual property firm founded in 2011 whose wholly-owned subsidiary, I/P Engine, holds eight patents that were acquired from Lycos Inc.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to complete our previously announced proposed merger with Innovate/Protect, Inc., our ability to raise capital to fund our operations, the continued listing of our securities on the NYSE Amex, market acceptance of our products, our ability to protect our intellectual property rights, competition from other providers and products and other factors discussed from time to time in our filings with the Securities and Exchange Commission. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:

Cliff Weinstein

Executive Vice President

Vringo, Inc

646-532-6777 (o)

cliff@vringo.com

Media:

Caroline L. Platt

The Hodges Partnership

804-788-1414 (o)

804-317-9061 (m)

cplatt@hodgespart.com

About du

du, the integrated telecom service provider in the UAE, launched mobile telecommunication services in February 2007 across the UAE, in addition to internet and pay TV services that du provides in some of the free zones of Dubai. Call Select, du's nationwide fixed line services for voice telephony, was launched in July 2007. By the end of 3rd quarter of 2011, over 4,937,900 people in the UAE had chosen to become du mobile customers.

Among du's many firsts is its historic Number Booking Campaign for both individuals and business, Pay by the Second billing system, Mobile TV, Mobile Payments, first of its kind 'WoW' recharge card (which offers customers the choice between 'more credit', 'more time' and now the 'more international' recharge option with additional credit on international calls) and Self Care.

For business customers, du business offers include Closed Business User Group and preferred International Destinations. du Broadcast Services division brings scalable media technology platforms and telecommunication solutions to the broadcast community through its world-class teleport (Samacom) and Master Control Room (MCR) facilities.

du products and services for consumers and business are available through du's retail network, currently numbering 44 du shops located in strategic locations across the UAE, including the recently opened flagship store located in the heart of Abu Dhabi. In addition, customers can access du products and services at more than 3000 authorised dealers or through the du e-shop, accessible at http://shop.du.ae. du shops are a one-stop-shop for mobile service, carrier select and the payment of service bills.

du is 39.5 per cent owned by the UAE Federal Government, 19.75 per cent by Mubadala Development Company, 19.5 per cent by Emirates Communications & Technology Company LLC and the remaining stake by public shareholders. It is listed on the Dubai Financial Market (DFM) and trades under the name du.

For further information, please contact:

Saugat Chatterjee Public Relations Manager Brand & Communications du Mobile: +971 55 9367045 Email: saugat.chatterjee@du.ae